                                                                    EXHIBIT 99.1

Contact:
David K. Waldman/John W. Heilshorn                       Carl Fonash
Lippert Heilshorn & Associates                       The Quigley Corporation
(212) 838-3777 (267) 880-1111 dwaldman@lhai.com

        QUIGLEY REPORTS 43.8% INCREASE IN REVENUE FOR THE FOURTH QUARTER

     - ACHIEVES PROFITABILITY IN 2003 WHILE INVESTING $3.4 MILLION IN R&D -

DOYLESTOWN,  PA. - FEBRUARY 26, 2004 - THE QUIGLEY  CORPORATION  (NASDAQ:  QGLY)
today reported  revenue of $16.4 million for the fourth quarter of 2003, a 43.8%
increase  over the $11.4 million  reported for the same period in 2002.  For the year ended December 31, 2003,  revenue was $41.5 million,  a 41.1% increase over the $29.4 million in 2002.

The increase in revenue for the fourth quarter of 2003 reflects a 62.8% increase in the  Company's  Cold Remedy  segment  and a 15.9%  increase in the Health and
Wellness segment.  The increase in the 2003 revenue reflects a 44.2% increase in the Cold  Remedy  segment  and a 38.1%  increase  in the  Company's  Health  and
Wellness  segment.  The Company's  Cold Remedy  revenues have increased from the benefits of  continued  strategic  advertising,  marketing  initiatives  and new products,  as well as an increased incidence of colds during the fourth quarter.
The Company's  Health and Wellness  revenues have increased as its  distribution continues to expand domestically and internationally.

Guy J. Quigley, Chairman,  President and Chief Executive Officer stated, "During
2003, we reported important developments in our Ethical Pharmaceutical  segment.
Specifically,  QR-435 was demonstrated to be 100 percent effective in preventing the influenza A virus infection in ferrets.  QR-435 has also demonstrated  broad anti-viral properties for SARS, Herpes Simplex 1, and the strain 3B of the Human
Immunodeficiency  Virus  Type 1  (HIV-1)  in in  vitro  studies.  Based on these results,  we are  proceeding  to the next  level of  development  with a goal of prescription drug approval."

Mr. Quigley continued,  "During 2003, we also announced the results of our Phase
II proof of concept  study for our QR-333  formula for the topical  treatment of diabetic peripheral neuropathy.  The study concluded that subjects taking QR-333 had 67% of  their  symptoms  improve,  strongly  suggesting  efficacy.  Diabetic peripheral neuropathy afflicts 60 to 70 percent of the 15.7 million diabetics in the United  States,  according to data compiled  from  1995-1998 by the National
Institute of Diabetes and Digestive and Kidney Diseases.  We are proceeding with our  submission  to the United  States  Food and Drug  Administration  to obtain permission for additional trials."

Mr.  Quigley  concluded,  "In  addition  to  the  developments  in  our  Ethical
Pharmaceutical  segment,  we also  grew  both our Cold  Remedy  and  Health  and
Wellness segments. In 2003, we increased our revenue by more than 40 percent and improved our gross margin.  Importantly, we achieved profitability in the fourth
quarter  and  the   full-year,   while   concurrently   funding  our   increased
pharmaceutical research and development."

Income  from  continuing  operations  for the  fourth  quarter  of 2003 was $2.5 million,  or $0.17 per share,  compared to a loss from continuing  operations of
$1.8 million,  or ($0.16) per share,  for the same period last year.  Net income for the fourth  quarter ended  December 31, 2003 was $2.5 million,  or $0.17 per share, compared to a net loss of $2.8 million, or ($0.26) per share, in 2002.

Income from  continuing  operations  for 2003 was $729,000,  or $0.05 per share, compared to a loss from  continuing  operations of $5.1 million,  or ($0.47) per share, for the same period last year. Net income for 2003 was $675,000, or $0.05 per share,  compared to a net loss of $6.5  million,  or ($0.59)  per share,  in
2002.

Income from  continuing  operations  for the quarter and year ended December 31,
2003  improved as compared with 2002,  given that the increases in  consolidated revenues contributed comparable increases in gross profits, which were partially offset by increases in marketing,  administrative,  and research and development costs associated with Quigley Pharma and other clinical  studies.  Additionally, results for the fourth quarter of 2002 include a non-cash charge of $2.1 million for warrants granted in connection with consulting services.

No tax  benefits to reduce  losses are  provided  for the quarter and year ended
December  31,  2003 and  2002,  since the  company  is in a net  operating  loss carry-forward  position,  which  began in the fourth  quarter of 1999,  from the cumulative effect of deductions attributed to options, warrants and unrestricted stock from previous years' taxable income.

In January 2003,  the company  completed the sale of its 60% equity  interest in
Caribbean  Pacific  Natural  Products,   Inc.  to  Suncoast  Naturals,  Inc.  by
exchanging its 60% controlling  interest in Caribbean  Pacific Natural Products,
Inc.  for  750,000  Shares of  Common  Stock and  100,000  Shares of  Redeemable
Preferred  Stock of  Suncoast  Naturals,  Inc.  The  results  of  operations  of
Caribbean  Pacific  Natural   Products,   Inc.  are  reflected  as  discontinued
operations  of the company for the periods  presented.  Net loss for the quarter and year ended  December 31, 2003 includes zero and $54,000,  respectively,  and net loss for the quarter and year ended  December 31, 2002 includes $1.0 million and $1.3  million,  respectively,  associated  with  discontinued  operations of
Caribbean Pacific Natural Products, Inc.

The  Quigley  Corporation  (Nasdaq:  QGLY),  www.Quigleyco.com,   is  a  leading
developer and marketer of diversified health products including the Cold-Eeze(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets.  Cold-Eeze is the only  (ZIGG(TM))  lozenge proven in two  double-blind studies to reduce  the  duration  of the common  cold from 7.6 to 4.4 days or by
42%. In  addition to  Over-The-Counter  (OTC)  products,  the company has formed
Quigley  Pharma Inc.  (http://www.QuigleyPharma.com  ), a wholly  owned  ethical pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

The Quigley  Corporation  makes no  representation  that the U.S.  Food and Drug
Administration  or any other  regulatory  agency  will  grant an IND or take any other  action to allow the  aforementioned  products to be studied or  marketed.
Furthermore,  no claim is made that the  potential  medicine  discussed  here is safe, effective, or approved by the Food and Drug Administration.  Additionally, data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean that the formula test compound,  referenced  herein will be effective  in  humans.  Safety  and  effectiveness  in  humans  will  have to be demonstrated  by means of adequate and well controlled  clinical  studies before the clinical significance of the formula test compound is known.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed financial data (in thousands) except income
(loss) from  continuing  operations  per share and diluted net income (loss) per share and weighted average shares outstanding for the periods presented:

                                                        Three-Months         Three-Months      Year Ended            Year Ended
                                                            Ended             Ended               Ended                 Ended
                                                      December 31, 2003   December 31, 2002   December 31, 2003   December 31, 2002
                                                      ------------------  -----------------   -----------------   -----------------

Net Sales                                                   16,391             11,399              41,499              29,272
Licensing fees                                                --                 --                  --                   149
Gross profit                                                 9,064              5,035              20,011              12,212
Sales & marketing expenses                                   2,728              2,423               6,166               4,941
Administrative expenses                                      3,043              3,654               9,844               9,892
Research & development                                         766                766               3,366               2,663

Income taxes (Benefit)                                        --                 --                  --                  --
Income (loss) from
    Continuing operations                                    2,542             (1,774)                729              (5,132)
    Discontinued operations                                   --               (1,029)                (54)             (1,322)
Net income (loss)                                            2,542             (2,803)                675              (6,454)

  Diluted income (loss) per share:
      Continuing operations                            $      0.17        ($     0.16)        $      0.05         ($     0.47)
      Discontinued operations                                 --          ($     0.10)               --           ($     0.12)
       Net income (loss)                               $      0.17        ($     0.26)        $      0.05         ($     0.59)

Diluted weighted average common shares outstanding:
---------------------------------------------------
                                                        15,036,895         10,964,597          14,910,246          10,893,944

Consolidated Balance Sheets (Unaudited)

The following represents condensed financial data (in thousands) at December 31:

                                               2003             2002
                                                ($)             ($)
                                            -----------     ---------

               Cash & cash equivalents    11,392          12,897
               Accounts receivable, net        7,862           4,188
               Inventory                       3,753           4,527
               Total current assets           23,740          22,476
               Total assets                   26,270          24,935
               Total current liabilities       7,156           6,512
               Total stockholders' equity     19,114          18,423